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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-36707, 333-43625, 333-36444) and Form S-8 (Nos.
33-19425, 33-25872, 33-48818, 33-56061, 33-57677, 33-58933, 33-59139, 33-62367,
33-65230, 333-16037, 333-42247, 333-44517, 333-50346, 333-56930, 333-68153,
333-82433, 333-83365, 333-95727), of our report dated January 17, 2001, except for Note 2, as to which the date is March 1, 2001, relating to the consolidated financial statements of FleetBoston Financial Corporation, which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 4, 2001